UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

This Current Report on Form 8-K (the “Form 8-K”) is filed to provide a presentation of the consolidated statements of comprehensive income of the Company for periods prior to January 1, 2012 in accordance with the adoption by the Financial Accounting Standards Board on January 1, 2012 of Accounting Standards Update (“ASU”) 2011-05, as amended by ASU 2011-12.  This ASU, as amended, requires the presentation of the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements.

The information in this Form 8-K, including the information contained in exhibit 99.1 hereto, is not an amendment to or restatement of our audited consolidated financial statements which were included in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (“SEC”) on March 14, 2012 (the “Form 10-K”). Other than as specified above in the adoption of this new accounting standard, this Form 8-K does not modify, update or affect any other disclosures or financial statements set forth in the Form 10-K. Furthermore, this Form 8-K does not purport to provide a general update or discussion of any developments with respect to us subsequent to the filing of the Form 10-K. Accordingly, the Form 10-K, with the presentation reflected on exhibit 99.1 to this Form 8-K, should be read in conjunction with our filings made with the SEC subsequent to the date of the Form 10-K.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Consolidated Statements of Comprehensive Income for the years ended December 31, 2011, 2010 and 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: June 11, 2012	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President and
Chief Financial Officer